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                            WARRANT RIGHTS AGREEMENT

     WARRANT RIGHTS AGREEMENT (the "Agreement"), dated as of March 25, 2003, by and between AM COMMUNICATIONS, INC., a Delaware corporation ("Company"), and CHATHAM INVESTMENT FUND I, LLC ("Chatham") and LASALLE BUSINESS CREDIT, LLC as agent for STANDARD FEDERAL BANK NATIONAL ASSOCIATION, a national bank association ("Lender" together, with Chatham, the "Warrantholders").

     WHEREAS, Lender and Chatham have each purchased and are the beneficial owners of certain warrants, each dated of even date herewith, under which, among other things, Lender and Chatham are each entitled to purchase shares of Common Stock (each a, "Warrant"); and

     WHEREAS, the Company wishes to provide to Lender and Chatham the rights described herein;

     NOW, THEREFORE, in consideration of the mutual promises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Warrantholders, intending to be legally bound, hereby agree as follows:

     1. Definitions. Unless the context otherwise requires, the terms defined in this Section 1 shall have the meanings herein specified for all purposes of this Agreement, applicable to both the singular and plural forms of any of the terms herein defined.

          "Agreement" shall mean this Warrant Rights Agreement, as the same may be amended or modified from time to time.

          "Board" shall mean the Board of Directors of the Company.

          "Chatham" shall have the meaning assigned to it in the introductory paragraph of this Agreement.

          "Commission" shall mean the Securities and Exchange Commission or any other federal agency then administering the Securities Act and other federal securities laws.

          "Common Stock" shall mean (except where the context otherwise indicates) the Common Stock, $0.10 par value, of the Company as constituted on the date hereof, and any capital stock of the Company into which such Common Stock may hereafter be changed.

          "Company" shall have the meaning assigned to it in the introductory paragraph of this Agreement.

          "Designated Person" shall mean any natural person, at any time or from time to time, designated therefor by the Holders of a Majority of the Registrable Securities.

          "Exercise Price" shall have the meaning assigned to it in Section 3.3 hereof.


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          "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder, all as the same shall be in effect from time to time.

          "Fair Market Value" shall have the meaning assigned to it in the Warrant.

          "Holder" shall mean, individually or collectively as the context requires, (i) the Warrantholders and (ii) any and all record owners of any then outstanding share of Registrable Securities.

          "Holders of a Majority of the Registrable Securities" shall mean the Person or Persons who are the Holders of more than 50% of the then outstanding shares of the Registrable Securities. For purposes of this definition only, any Warrant outstanding at such time shall be deemed to be that number of Registrable Securities into which the Warrant is then convertible, exchangeable or exercisable, assuming full conversion, exchange or exercise (as applicable).

          "Initiating Holder" shall have the meaning assigned to it in Section 2.2(a) hereof.

          "Lender" shall have the meaning assigned to it in the introductory paragraph hereof.

          "New Term Loan" shall mean Term Loan C and Term Loan D, as such terms are defined in that certain Loan and Security Agreement, dated as of August 14, 2002, by and among the Company, the Company's subsidiaries and LaSalle Business Credit, LLC (f/k/a LaSalle Business Credit, Inc.), as agent for Standard Federal Bank National Association, as amended pursuant to Amendment No. 1 thereto dated as of March 25, 2003, as the same may be further amended, modified, supplemented or restated from time to time.

          "Offering Time" shall have the meaning assigned to it in Section 2.2(a) hereof.

          "Person" shall include any natural person, corporation, trust, association, company, partnership, joint venture and other entity and any government, governmental agency, instrumentality or political subdivision.

          "Register", "registered" and "registration" refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement or document.

          "Registrable Securities" means (i) the then outstanding shares of the Restricted Stock, (ii) any securities issued or issuable with respect to such Restricted Stock by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger or consolidation or reorganization, and (iii) any other security issued or issuable in exchange for,


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or in replacement of, any shares of the Restricted Stock; provided, however, that any securities shall only be treated as Registrable Securities for purposes of this Agreement if and so long as they have not been (A) sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction, (B) registered under the Securities Act pursuant to a registration statement filed thereunder, or (C) sold in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act under
Section 4(1) or Rule 144 thereof.

          "Registration Expenses" shall mean all expenses incident to the Company's performance of or compliance with Section 2.1 hereof, including, without limitation, all registration, filing and National Association of Securities Dealers, Inc. fees, all listing fees, all fees and expenses of complying with securities or blue sky laws (including, without limitation, reasonable fees and disbursements of counsel for the underwriters in connection with blue sky qualifications of the Registrable Securities), all word processing, duplicating and printing expenses, messenger and delivery expenses, the fees and disbursements of counsel for the Company and of its independent public accountants, including the expenses of "cold comfort" letters required by or incident to such performance and compliance, any fees and disbursements of underwriters (including, without limitation, fees and expenses of counsel to the underwriters) customarily paid by issuers or sellers of securities and the reasonable fees and expenses of one counsel to the selling Holders of Registrable Securities (such counsel to be selected by Holders of a majority of the Registrable Securities covered by such registration).

          "Requesting Stockholder" shall have the meaning assigned to it in
Section 2.2(a) hereof.

          "Restricted Stock" shall mean (i) any shares of Common Stock or other securities of any type issued or issuable pursuant to the exercise of a Warrant and (ii) any securities issued with respect to any of such shares or other securities referred to in clause (i) upon the conversion thereof into other securities or by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise.

     "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder, all as the same shall be in effect from time to time.

          "Selling Expenses" shall mean all underwriting discounts and selling commissions applicable to the sale of Registrable Securities, and, except as included in Registration Expenses, all fees and disbursements of counsel for any Holder.

          "Warrant" shall have the meaning assigned to it in the first "Whereas" clause of this Agreement.

          "Warrantholders" shall have the meaning assigned to it in the introductory paragraph of this Agreement.

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     2. Registration Rights.

          2.1 Piggy-back Registration Rights.

               (a) Right to Include Registrable Securities. If at any time or from time to time after the date of this Agreement, the Company proposes to register its Common Stock for its own account for sale to the public (other than a registration relating solely to employee benefit plans, a registration relating solely to a transaction covered by Rule 145 of the Securities Act, or a registration on any other registration form which does not permit secondary sales or does not include substantially the same information as would be required to be included in a registration statement covering a sale of the Registrable Securities), the Company will:

                    (i) promptly give to each Holder written notice thereof; and

                    (ii) include in such registration (and any related qualification under blue sky laws or other compliance with applicable securities laws), and in any underwriting involved therein (if so requested pursuant to
Section 2.1(b) below), all the Registrable Securities specified in a written request or requests, made within twenty (20) days after receipt of such written notice from the Company, by any Holder, except as set forth in Section 2.1(c) below.

               (b) Underwriting. If any proposed registration for which the Company gives a Holder notice pursuant to Section 2.1(a) hereof is for a registered public offering involving an underwriting, the Company shall so advise the Holders as a part of the written notice given pursuant to Section 2.1(a). If requested by any Holder, the Company will arrange for the underwriter(s) of such offering to include all the Registrable Securities to be offered and sold by such Holder among the securities of the Company to be distributed by such underwriter(s), except as set forth in Section 2.1(c) below. All Holders who submit such a request shall, upon the request of the Company, appoint a single representative to act on behalf of such Holders. The Holders of Registrable Securities to be distributed by such underwriter(s), or their representative, shall be parties to the underwriting agreement between the Company and such underwriter(s). Any such Holder of Registrable Securities, or its representative, shall not be required to make any representations or warranties to, or agreements with, the Company or the underwriter(s) other than representations, warranties or agreements regarding such Holder, such Holder's Registrable Securities and such Holder's intended method of distribution or any other representation, warranty or agreement required by law.

                    (c) Priority. Notwithstanding anything to the contrary contained herein, (i) the Company shall have the right to withdraw any registration statement filed under Section 2.1(a) hereof, and (ii) if the managing underwriter of any underwritten offering covered by Section 2.1(b) hereof shall inform the Company in writing of its good faith belief that the number of Registrable Securities requested to be included in such registration would adversely affect such offering, then the Company shall be required to include in the offering only that number of such Registrable Securities as the managing underwriter believes will not jeopardize the success of the offering, in each case without thereby incurring any liability to any Holder of Registrable Securities. The Company shall advise all Holders of Registrable

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Securities requested to be included in any registration pursuant to Section
2.1(a) hereof of a withdrawal of the registration statement or the imposition of any such restrictions by the managing underwriter, and the number of shares of securities that may be included in the registration and underwriting shall be allocated first to all securities proposed by the Company to be sold for its own account, and second among all such Holders and the holders of all other securities of the Company requested to be included in such registration pro rata among such Holders and other holders, in proportion to the respective number of shares held by such Holders and other holders at the time of filing the registration statement.


          2.2 Demand Registration Rights.

               (a) Registration on Request. At any time after the date hereof, if the Company completes a Public Offering in which the Company receives proceeds of at least $5 million, then from and after the date on which such offering is completed ("Offering Time"), upon the written request of a Holder (the "Initiating Holder"), requesting that the Company effect the registration under the Securities Act of all or part of such Initiating Holder's Registrable Securities in a firm commitment underwritten offering with an expected offering price of at least $5 million, or such lesser amount if all the remaining Registrable Securities held by the Initiating Holder are to be registered or, if the Company meets the eligibility requirements, in a shelf registration under the Securities Act on Form S-3, of all or part of such Initiating Holder's Registrable Securities and specifying the intended method of disposition thereof, the Company will promptly give written notice of such requested registration to all holders of Registrable Securities, and thereupon the Company will use its best efforts to effect the registration under the Securities Act of the following securities:

                    (i) the Registrable Securities which the Company has been so requested to register by the Initiating Holder for disposition in accordance with the intended method of disposition stated in such request;

                    (ii) all other Registrable Securities the holders (a "Requesting Stockholder") of which shall have made a written request to the Company for registration thereof within twenty (20) days after the giving of such written notice by the Company (which request shall specify the intended method of disposition of such Registrable Securities); and

                    (iii) all shares of the Common Stock which the Company may elect to register in connection with the registration of Registrable Securities pursuant to this Section 2.2(a), whether for its own account or for the account of a holder of such shares of the Common Stock, all to the extent requisite to permit the disposition (in accordance with the intended methods thereof as aforesaid) of the Registrable Securities and the additional shares of Common Stock, if any, to be so registered; provided that
(i) a Holder and any other holders of Registrable Securities as a class shall be entitled to not more than one (1) registration upon request pursuant to this
Section 2.2(a), and (ii) a Holder shall not demand, as an Initiating Holder, a registration under this Section 2.2(a) within 90 days of such Holder's receipt of the Company's notice provided pursuant to Section 2.1(a) above (which shall

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in no way otherwise affect such Holder's rights to participate as a Requesting
Stockholder under this Section 2.2(a)).

               (b) Registration Procedures. Registrations under this Section 2.2 shall be on such appropriate registration form of the Commission (i) as shall be selected by the Company and (ii) as shall permit the disposition of such Registrable Securities in accordance with the intended method or methods of disposition specified in the related request for such registration. The Company agrees to include in any such registration statement all information which holders of Registrable Securities being registered shall reasonably request.

               (c) Effectiveness of Registration. A registration requested pursuant to this Section 2.2 shall not be deemed to have been effected (i) unless a registration statement with respect thereto has been declared effective by the Commission; provided that a registration which does not become effective after the Company has filed a registration statement with respect thereto solely by reason of the refusal to proceed by the Initiating Holder or any Requesting Stockholder (other than a refusal to proceed based upon the advice of counsel relating to a matter with respect to the Company) shall be deemed to have been effected by the Company at the request of the Initiating Holder or Requesting Stockholder, as the case may be, unless the Initiating Holder or Requesting Stockholder, as the case may be, shall have elected to pay all Registration Expenses incurred in connection with such registration, (ii) if, within one hundred twenty (120) days after it has become effective, such registration is permanently interfered with and not subsequently lifted, abeyed or resolved by any stop order, injunction or other order or requirement of the Commission or other governmental agency or court for any reason, other than by reason of some act or omission by the Initiating Holder or a Requesting Stockholder, as the case may be, or (iii) the standard conditions to closing specified in the purchase agreement or underwriting agreement entered into in connection with such registration are not satisfied, other than by reason of some act or omission by the Initiating Holder or Requesting Stockholder, as the case may be.

               (d) Priority. (i) If a requested registration pursuant to this
Section 2.2 involves an underwritten offering, the underwriter or underwriters thereof shall be selected by the Holders of at least a majority (by a number of shares) of the Registrable Securities as to which registration has been requested and shall be reasonably acceptable to the Company.

                    (ii) If a requested registration pursuant to this Section
2.2 involves an underwritten offering, and the managing underwriter shall advise the Company (with a copy of any such notice being delivered by the Company to each Holder of Registrable Securities requesting registration and each other holder of Common Shares to be included in such registration statement) that, in its opinion, the number of securities requested to be included in such registration (including securities proposed to be sold for the account of the Company or any holder of Common Shares (other than a Holder of Registrable Securities)) exceeds the number which can be sold in such offering within a price range acceptable to the Initiating Holder, the Company will include in such registration, to the extent of the number which the Company is so advised can be sold in such offering, (i) first, Registrable Securities requested for registration by the Initiating Holder pursuant to this Section 2.2, and (ii) second among the Company, all Requesting Stockholders and the holders of all other securities of the Company requested to be included in such registration pro rata among the Company, such Requesting Stockholders and other holders, in

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proportion to the respective number of shares sought to registered by the
Company for its own account and held by such Requesting Stockholders and other holders at the time of filing the registration statement.

          2.3 Expenses of Registration. All Registration Expenses incurred in connection with any registration effected pursuant to this Section 2 hereof shall be borne by the Company. Each Holder shall bear all Selling Expenses incurred with respect to any Registrable Securities owned by such Holder.

          2.4 Registration Procedures. In the case of each registration effected by the Company pursuant to this Section 2, the Company will keep each Holder of Registrable Securities covered thereby advised in writing as to the initiation of such registration and as to the completion thereof. At its expense the Company will:

               (a) Use its best efforts to keep such registration effective for a period of one hundred twenty (120) days or until the Holder(s) of the Registrable Securities covered thereby have completed the distribution described in the registration statement relating thereto, whichever first occurs;

               (b) Prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement;

               (c) Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as shall be reasonably requested by the Holders thereof, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such jurisdiction;

               (d) Furnish to each seller of Registrable Securities covered by such registration statement such number of conformed copies of such registration statement and of each amendment and supplement thereto (in each case including all exhibits), and such number of prospectuses and other documents incident thereto, as such seller of Registrable Securities from time to time may reasonably request;

               (e) Prepare and file promptly with the Commission, and promptly notify such Holders of the filing of, such amendments or supplements to such registration statement or prospectus as may be necessary to correct any statements or omissions if, at the time when a prospectus relating to such securities is required to be delivered under the Securities Act, any event has occurred as the result of which any such prospectus or any other prospectus as then in effect would include an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; and

               (f) At the request of any Holder of Registrable Securities covered by any such registration statement which involves an underwritten public offering, furnish to such Holder at the closing provided for in the underwriting

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agreement, (i) an opinion dated such date of the counsel representing the
Company for the purposes of such registration, addressed to the underwriters and to the Holder or Holders making such request, covering such matters as are customarily the subject of opinions of issuer's counsel provided to underwriters in underwritten public offerings, and (ii) letters dated each of the effective date of the registration statement and such closing date from the Company's independent certified public accountants dealing with such matters as the underwriters may reasonably request.

          2.5 Preparation; Reasonable Investigation. In connection with the preparation and filing of each registration statement under the Securities Act pursuant to this Section 2, the Company will give the Holders of Registrable Securities covered by such registration statement, their underwriters, if any, and their respective counsel and accountants the opportunity to participate in the preparation of such registration statement, each prospectus included therein or filed with the Commission, and each amendment thereof or supplement thereto, and give each of them such access to its books and records, and such opportunities to discuss the business of the Company with its officers and the independent public accountants who have certified the Company's financial statements, as shall be necessary, in the opinion of such Holders' and such underwriters' respective counsel, to conduct a reasonable investigation within the meaning of the Securities Act.

          2.6 Termination of Registration Rights. Notwithstanding anything to the contrary set forth herein, the registration and other rights granted to the Holders pursuant to this Agreement shall terminate as to each Holder at such time as all Registrable Securities held by such Holder are eligible for sale (without compliance with the registration requirements of the Securities Act) pursuant to paragraph (k) of Rule 144 issued under the Securities Act.

          2.7 Indemnification.

               (a) By the Company. In the event of the registration of any Registrable Securities under the Securities Act pursuant to this Section 2, the Company will indemnify each seller of Registrable Securities thereunder and each other person, if any, who controls such seller within the meaning of the Securities Act, against any claims, losses, damages or liabilities to which they may become subject under the Securities Act or under applicable state securities laws or otherwise, insofar as such claims, losses, damages or liabilities arise out of or are based upon any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement under which such Registrable Securities were registered under the Securities Act pursuant to this Agreement, prospectus (including any preliminary prospectus) or any amendments or supplements thereto contained in any such registration statement, or arise out of or are based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and will reimburse each such seller and each such controlling person, for any legal and any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action; provided that the Company will not be liable in any such case if and to the extent that any such claim, loss, damage, expense, or liability arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission (i) made in conformity with information furnished by any such seller or any such controlling person in writing specifically for use in such registration statement or prospectus, or


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(ii) contained in a preliminary prospectus and subsequently corrected in a final or amended prospectus, copies of which were delivered to such seller or controlling person on a timely basis; and provided, further, that the indemnity agreement contained herein shall not apply to amounts paid in settlement of any such claim, loss, damage, liability or action if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld.

               (b) By the Holders. Each Holder of Registrable Securities included in a registration statement filed hereunder will indemnify and hold harmless the Company, each of the Company's directors and officers, each person who controls the Company within the meaning of the Securities Act, each other Holder of Registrable Securities included in such registration statement, and each person controlling any such other Holder, against all claims, losses, damages and liabilities, (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement or prospectus (including any preliminary prospectus), or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading and will reimburse the Company, such Holders of Registrable Securities, and such directors, officers, or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement or prospectus in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Holder expressly for use therein; provided, however, that the indemnity agreement contained herein shall not apply to amounts paid in settlement of any such claim, loss, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; and provided, further, that the obligations of any Holder hereunder shall be limited to an amount equal to the greater of (i) the gross sale proceeds received by such Holder for the Registrable Securities sold as contemplated herein, or (ii) the proportion of any such loss, claim, damage, liability or expense which is equal to the proportion that the public offering price of the shares sold by the Holder under such registration statement bears to the total public offering price of all securities sold thereunder.

               (c) Notice. Each party entitled to indemnification under this
Section 2.7 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom; provided, however, that (i) counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld), and the Indemnified Party may participate in such defense at such party's expense; (ii) the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Agreement, except to the extent that the Indemnifying Party's rights are materially prejudiced thereby; and (iii) if the defendants in any such action include both the Indemnified Party and the Indemnifying Party and the Indemnified Party shall have reasonably concluded that there may be legal defenses available to it and/or other Indemnified Parties which are


                                       9
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different from or additional to those available to the Indemnifying Party, the
Indemnified Party shall have the right to select separate counsel (in which case the Indemnifying Party shall not have the right to direct the defense of such action on behalf of the Indemnified Party). No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect of such claim or litigation.

               (d) Contribution. If the indemnification provided for in this
Section 2.7 shall for any reason be held by a court to be unavailable to an Indemnified Party under paragraph (a) or (b) hereof in respect of any loss, claim, damage or liability, or any action in respect thereof, then, in lieu of the amount paid or payable under paragraph (a) or (b) hereof, the Indemnified Party and the Indemnifying Party under paragraph (a) or (b) hereof shall contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating the same), (i) in such proportion as is appropriate to reflect the relative fault of the Company and the prospective sellers of Registrable Securities covered by the registration statement which resulted in such loss, claim, damage or liability, or action in respect thereof, with respect to the statements or omissions which resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as shall be appropriate to reflect the relative benefits received by the Company and such prospective sellers from the offering of the securities covered by such registration statement. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. Such prospective sellers' obligations to contribute as provided in this Section 2.7(d) are several in proportion to the relative value of their respective Registrable Securities covered by such registration statement and not joint. In addition, no Person shall be obligated to contribute hereunder any amounts in payment for any settlement of any action or claim effected without such Person's consent, which consent shall not be unreasonably withheld.

          2.8 Information to be Provided by Holder. The Holders of Registrable Securities to be included in any registration effected hereunder shall furnish to the Company such information regarding such Holders and the distribution proposed by such Holders as the Company may reasonably request in writing or as may otherwise be required by applicable laws. The obligations of a Holder under this Section 2.8 shall be a condition precedent to such Holder's participation in any registration effected pursuant to this Agreement.

          2.9 Transfer of Registration Rights. The rights to cause the Company to register securities granted the parties hereto under Section 2 of this Agreement may be assigned to a transferee or assignee of the underlying Registrable Securities, provided that the Company is given written notice at the time of or within a reasonable time after said transfer, stating the name and address of said transferee or assignee and identifying the securities with respect to which such registration rights are being assigned and provided further that the transferee or assignee of such rights expressly assumes the obligations herein provided.

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          2.10 "Market Stand-off" Agreement. (a) Any Holder, if requested by the
Company and an underwriter of Common Stock (or other securities) of the Company, shall, upon written notice from the Company, not sell or otherwise transfer or dispose of any Common Stock (or other securities) of the Company held by such party, and not being sold in a registration described in this Section 2, for a period of up to one hundred eighty (180) days following the effective date of a registration statement of the Company filed under the Securities Act; provided that all control persons, officers and directors of the Company enter into restrictions that are at least as onerous. The Company may impose stop-transfer instructions with respect to the shares (or securities) subject to the foregoing restriction until the end of said period.

               (b) In addition, each Holder of Registrable Securities agrees by acquisition of such Registrable Securities not to sell, make any short sale of, loan, grant any option for the purchase of, effect any public sale or distribution of or otherwise dispose of any equity securities of the Company, during the ten days prior to and the 90 days (or such longer period as required by the underwriter) after the effective date of any underwritten registration pursuant to Sections 2.1 or 2.2 has become effective, except as part of such underwritten registration, whether or not such Holder participates in such registration, and except as otherwise permitted by the managing underwriter of such underwriting (if any). Each Holder of Registrable Securities agrees that the Company may instruct its transfer agent to place stop transfer notations in its records to enforce this Section 2.10(b).

               (c) The Company agrees not to sell, make any short sale of, loan, grant any option for the purchase of, effect any public sale or distribution of or otherwise dispose of its equity securities or securities convertible into or exchangeable or exercisable for any of such securities during the ten days prior to and the 90 days after the effective date of any registration pursuant to
Section 2.1 or 2.2 has become effective, except (i) as part of such registration, (ii) pursuant to registrations on Form S-4 or S-8 or any successor or similar forms thereto or (iii) as otherwise permitted by the managing underwriter of such offering (if any).

               (d) No Person may participate in any underwritten offering hereunder unless such Person (i) agrees to sell such Person's securities on the basis provided in any underwriting arrangements approved, subject to the terms and conditions hereof, by the Person or a majority of the Persons entitled to approve such arrangements and (ii) completes and executes all agreements, questionnaires, indemnities and other documents (other than powers of attorney) required under the terms of such underwriting arrangements.

          2.11 Reporting Requirements Under the Exchange Act. So long as any Registrable Securities are outstanding and the Company is otherwise legally required to do so, the Company agrees to register, or maintain registration of, its Common Stock under Section 12 of the Exchange Act and agrees to use its best efforts to keep effective such registration and to file timely such information, documents and reports as the Commission may require or prescribe under Section 13 of the Exchange Act. The Company acknowledges and agrees that the purpose of the requirements contained in this Section 2.11 is to enable a Holder to comply with the current public information requirement contained in paragraph (c) of Rule 144 under the Securities Act should such Holder ever wish to dispose of any shares of the Registrable Securities in reliance upon Rule 144 (or any other similar exemptive provision).

     3. Representations, Warranties and Agreements.

          3.1 The Company represents and warrants to each Holder that:

               (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is qualified or licensed to do business in all other states and jurisdictions in which the failure to be so qualified or licensed could reasonable by expected to have a material adverse effect on the Company.

               (b) The Company has the right and corporate power and is duly authorized and empowered by all necessary organizational actions to enter into, execute, deliver and perform this Agreement and the Warrants, and the officers of the Company executing and delivering this Agreement and the Warrants are duly authorized and empowered to do so. This Agreement and the Warrants have been duly and validly executed, issued and delivered and constitute the legal, valid and binding obligations of the Company, enforceable in accordance with their respective terms.

               (c) The execution, delivery and performance of this Agreement and the Warrants shall not, by the lapse of time, the giving of notice or otherwise, constitute a violation of any of provisions of the Company's Certificate of Incorporation or By-laws or in any agreement, instrument or document to which the Company is a party or by which it is, or may be, bound or constitute a violation of any judgment, decree, law, or governmental, judicial or administrative order, rule or regulation which could reasonable be expected to have a material adverse effect on the Company.

               (d) Schedule A to this Agreement sets forth an accurate and complete statement of the Company's authorized and issued capital stock and any authorized and issued convertible securities pursuant to which the Company is bound to issue any shares of its capital stock, including without limitation all outstanding warrants, options or other convertible securities. The Company has not authorized for issuance any other shares of capital stock or convertible securities other than those disclosed in Schedule A.

               (e) The shares of Common Stock issuable upon exercise of the Warrants have been duly and validly authorized and reserved for issuance and, when issued in accordance with the terms of the Warrants and Warrant Rights Agreement, will constitute fully paid and nonassessable shares of Common Stock.

          3.2 Authorization of Securities. The Company shall hereafter take all actions, and do all things, necessary or desirable to assure that any securities issuable upon exercise of each Warrant, which are not shares of Common Stock of the type referred to in clause (e) of Section 3.1(a), have been duly and validly authorized and reserved for issuance and, when issued in accordance with the terms of each Warrant and the Warrant Rights Agreement, will constitute fully paid and non-assessable shares.

          3.3 Par Value. If at any time, pursuant to the terms and provisions of a Warrant, the "Exercise Price" (as such term is defined the Warrant) is less than the then current par value of the Common Stock, the Company shall, as promptly as practicable, amend its Certificate of Incorporation to change the par value of the Common Stock to an amount which would be lower than the Exercise Price.

          3.4 Board of Directors. The Company agrees that for so long as the Warrants or any Conversion Shares which constitute Registrable Securities remain outstanding, but then only until such time as a Designated Person is elected to the Board of Directors of the Company, as hereinafter provided for, it shall give to each Holder notice of each meeting of the Board of Directors of the Company (at the same time such notice is given to the members of that Board of Directors, with such notice being of the same type and kind so given) and of each action sought to be taken by such board without meeting. The Designated Person may attend each such meeting in a non-voting advisory capacity and to demand of, and then receive from, the Company, copies of all notices, minutes, consents and other materials that the Company provides to its directors. The Company agrees that for so long as the Warrants or any Conversion Shares which constitute Registrable Securities remain outstanding, but then only if the New Term Loans have been paid in full, the Holders shall have the right to nominate the Designated Person for election to, and upon such nomination, have the Designated Person elected to, the Board of Directors of the Company. The Holders shall not be entitled to vote with respect to, nor shall they be deemed the holder of Common Stock or any other securities of the Company which may at any time be issuable on the exercise of the Warrants, nor shall anything contained herein be construed to confer upon the holders of the Warrants, as such, the rights of a stockholder of the Company or the right to vote for the election of directors (except as aforesaid) until the Warrant held by such holder is exercised.

          3.5 Existing Convertible Securities. The Company hereby further represents and warrants to each Holder that each of the securities (the "Convertible Securities") listed on Schedule A attached hereto which is convertible into, or exchangeable or exercisable for, shares of the Common Stock was issued by the Company for a consideration payable by the recipient of such Convertible Security equal to or greater than the Fair Market Value of such Convertible Security on its respective date of issuance.

          3.6 Notice of Warrant Exercise. The Company agrees to provide Chatham with prompt notice of the exercise of a Warrant, either in whole or in part, by Lender if Chatham is listed on the Company's records as a holder of an outstanding Warrant at the time the Company receives notice from Lender of such exercise. The Company agrees to provide Lender with prompt notice of the exercise of a Warrant, either in whole or in part, by Chatham if Lender is listed on the Company's records as a holder of an outstanding Warrant at the time the Company receives notice from Chatham of such exercise. Chatham and Lender agree to give the other prior notice of such Person's exercise of a Warrant, either in whole or in part.

     4. Miscellaneous.

          4.1 Waivers and Amendments. With the written consent of the Holders of a Majority of the Registrable Securities, the rights and obligations of the Company and the rights and obligations of the Holders under this Agreement may be waived (either generally or in a particular instance, either retroactively or prospectively, and either for a specified period of time or indefinitely), and with the same consent the Company, when authorized by resolution of its Board, may enter into a supplementary agreement for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of any supplemental agreement or modifying in any manner the rights and obligations hereunder of the Holders and the Company; provided, however, that no such waiver or supplemental agreement shall reduce the aforesaid proportion of the Holders which are required to consent to any waiver or supplemental agreement, without the consent of the Holders of all of the then outstanding shares of the Registrable Securities. Upon the effectuation of each such waiver, consent or agreement of amendment or modification, the Company shall promptly give written notice thereof to the Holders who have not previously consented thereto in writing. Neither this Agreement, nor any provision hereof, may be amended, waived, discharged or terminated orally or by course of dealing, but only by a statement in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought, except to the extent provided in this Section 4.1. Specifically, but without limiting the generality of the foregoing, the failure of any Holder at any time or times to require performance of any provision hereof by the Company shall in no manner affect the right of such Holder at a later time to enforce the same. No waiver by any party of the breach of any term or provision contained in this Agreement, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such breach, or a waiver of the breach of any other term or covenant contained in this Agreement.

          4.2 Effect of Waiver or Amendment. Each Holder acknowledges that, by operation of Section 4.1 hereof, the Holders of a Majority of the Registrable Securities will, subject to the limitations contained in such Section 4.1, have the right and power to diminish or eliminate certain rights of Holders under this Agreement.

          4.3 Rights of Holders Inter Se. Each Holder shall have the absolute right to exercise or refrain from exercising any right or rights which such Holder may have by reason of this Agreement or any share of Registrable Securities, including, without limitation, the right to consent to the waiver of any obligation of the Company under this Agreement and to enter into an agreement with the Company for the purpose of modifying this Agreement or any agreement effecting any such modification, and such Holder shall not incur any liability to any other Holder with respect to exercising or refraining from exercising any such right or rights.

          4.4 Notices. All notices, requests, consents and other communications required or permitted hereunder shall be in writing and shall be personally delivered, or mailed first class, postage prepaid, registered or certified mail,

               (a) If to any Holder, addressed to such Holder at its address shown on the records of the Company, or such other address as such Holder may specify by written notice to the Company, or

               (b) If to the Company, addressed to its principal executive offices or such other address as the Company may specify by written notice to the Holders,

and each such notice, request, consent and other communication shall for all purposes of the Agreement be treated as being effective or having been given when delivered, if delivered personally, or, if sent by mail, at the earlier of its actual receipt or three (3) days after the same has been deposited in a regularly maintained receptacle for the deposit of United States mail, addressed and postage prepaid as aforesaid.

          4.5 Severability. Should any one or more of the provisions of this Agreement or of any agreement entered into pursuant to this Agreement be determined to be illegal or unenforceable, all other provisions of this Agreement and of each other agreement entered into pursuant to this Agreement, shall be given effect separately from the provision or provisions determined to be illegal or unenforceable and shall not be affected thereby.

          4.6 Parties in Interest. All the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto.

          4.7 Headings. The headings of the Sections and paragraphs of this Agreement have been inserted for convenience of reference only and do not constitute a part of this Agreement.

          4.8 Choice of Law. It is the intention of the parties that the internal substantive laws, and not the laws of conflicts, of the Commonwealth of Pennsylvania should govern the enforceability and validity of this Agreement, the construction of its terms and the interpretation of the rights and duties of the parties hereto.

          4.9 Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, with the same effect as if all parties had signed the same document. All such counterparts shall be deemed an original, shall be construed together and shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties have duly authorized and executed this Agreement, intending it to be effective as of the date first above written.

                                 AM COMMUNICATIONS, INC.


                                 By:        /s/ H. Charles Wilson, III
                                          -----------------------------------
                                 Name:      H. Charles Wilson, III
                                 Title:     Corporate Controller


                                 WARRANTHOLDERS:

                                 LASALLE BUSINESS CREDIT, LLC, as agent for
                                 STANDARD FEDERAL BANK NATIONAL ASSOCIATION


                                 By:        /s/ William H. Moul, Jr.
                                          -----------------------------------
                                 Name:      William H. Moul, Jr.
                                 Title:     Vice President


                                 CHATHAM INVESTMENT FUND I, LLC


                                 By:          CHATHAM MANAGMENT, LLC
                                    Its:      Manager


                                 By:        /s/ Jeffrey S. Muir
                                          -----------------------------------
                                 Name:      Jeffrey S. Muir
                                 Title:     Managing Partner

                                   SCHEDULE A

                       AUTHORIZED AND ISSUED CAPITAL STOCK
                           AND CONVERTIBLE SECURITIES

1. The Company has 150 million shares of Common Stock, par value $0.10 per share, authorized, of which 63,422,350 shares are presently outstanding.

2. The Company has 1,000,000 shares of "blank check" preferred stock, par value $0.10 per share, authorized, of which 25,825 shares have been designated by the Board of Directors of the Company to be "Alvin Hoffman Preferred Stock" and 74,074 shares have been designated by the Board of Directors of the Company to be "Series A Preferred Stock." No shares of the Alvin Hoffman Preferred Stock are presently outstanding. There are 51,851 shares of the Series A Preferred Stock presently outstanding. The Company has reserved 5,185,100 shares of its Common Stock, plus such indeterminate additional shares thereof as may be necessary in the event of an adjustment or adjustments of the number of shares of the Common Stock issuable upon a conversion of the series A Preferred Stock, for issuance upon a conversion of the Series A Preferred Stock.

3. The Company has entered into a Stock Purchase Rights Agreement with Javad K. Hassan, dated as of December 29, 2001, pursuant to which, upon the occurrence of certain triggering events, Mr. Hassan has the right to purchase up to 6 million shares of the Company's Common Stock at a purchase price of $0.38 per share. None of the triggering events specified in such Stock Purchase Rights Agreement has occurred prior to the date hereof. However, the Company has reserve 6 million shares of its Common Stock for issuance to Mr. Hassan pursuant to the terms and provisions of the Stock Purchase Rights Agreement.

4. In addition to the foregoing and the Warrants, the following convertible securities issued by the Company are presently outstanding:

Description of Presently                    No. of Common Stock
Outstanding Convertible Security            Shares Reserved for Issuance
--------------------------------            ----------------------------


Common Stock Purchase Warrants              3,547,627, plus such
                                            indeterminate additional shares
                                            thereof as may be necessary in
                                            the event of an adjustment or
                                            adjustments of the number of
                                            shares of the Common Stock
                                            issuable pursuant to such warrants

Description of Presently                    No. of Common Stock
Outstanding Convertible Security            Shares Reserved for Issuance
--------------------------------            ----------------------------


Outstanding Stock Options                   23,559,061 (includes 950,000
                                            options to be required to be
                                            issued to Howard Bashford under
                                            the terms of his Employment
                                            Agreement with the  Company and
                                            1,000,000 options to be issued to
                                            Mr. Wiltse under the terms of his
                                            Employment Agreement with the
                                            Company)

5.   AM has contractual obligations to issue the following securities:

     Description of                         No. of Common Stock
     Security                               Shares Reserved for Issuance
     --------------                         ----------------------------

 Hoffman Convertible Subordinated           number of shares of the
 Debenture(s) (to be issued on or           Common Stock for which
 before March 31, 2003)                     such Debenture(s) are
                                            initially exercisable
                                            (approximately 4,705,882
                                            based on current AM
                                            stock price)

 Second Chatham Warrant                     None at present

 Second Lender Warrant                      None at present